Exhibit 10(ii)


                                  AMENDMENT TO
                              CAVALIER HOMES, INC.
                      EXECUTIVE INCENTIVE COMPENSATION PLAN


         As directed by the Board of Directors of Cavalier Homes, Inc. (the "Company") at its meeting held on January 17, 1997, the Company's Executive Incentive Compensation Plan, as amended from time to time, is hereby further amended in order to provide for Sections 3.2 and 3.6 to read in their entirety as follows:

                  Section 3.2. "Committee" means those individuals, not less than two, who are Outside Directors or Disinterested Directors, as applicable in the particular case for purposes of Section 162(m) of the Code or Rule 16b-3 of the Exchange Act, and who are (a) members of the Compensation Committee of the Company's Board of Directors or (b) otherwise designated by such Board of Directors.

                  Section 3.6. "Disinterested Director" means a person who is a "non-employee director" as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the said Commission.



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                                                              Barry B. Donnell

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